Exhibit 99.1

FOR IMMEDIATE RELEASE

EBIX SECOND QUARTER EPS ROSE 52%

TO A RECORD $0.35 PER SHARE ON 31% INCREASE IN REVENUE

First Half 2005 EPS rose 77% to $0.69 per share -

ATLANTA, GA – August 1, 2005 — Ebix, Inc. (NASDAQ: EBIX), a leading international provider of software services and IT solutions to the insurance industry, today reported financial results for the second quarter (Q2 ‘05) and six months ended June 30, 2005.  Ebix will host a conference call and webcast to review the quarter tomorrow, Tuesday, August 2nd at 10:00 a.m. EDT (details below).  Both the call and webcast are open to the general public.

Telephone: Domestic - 800-899-5685.  International – 212/676-4906.

Live Webcast/Replay: available at http://www.ebix.com and archived for 90 days.

Ebix’s total revenue rose 31% to $6.1 million in Q2 ‘05, compared to $4.7 million during the second quarter of 2004.  Consistent with Ebix’s ongoing strategy to transition its business focus to a services model, services revenue, which comprised 93% of total revenue, grew 32% to $5.7 million during Q2 2005, compared to services revenue of $4.3 million in the year ago period.

Ebix’s operating income rose 61% to $1.2 million in the 2005 second quarter, compared to operating income of $0.7 million in the second quarter of 2004.  The Company also reported a 53% increase in net income to $1.1 million, or $0.35 per diluted share, in the second quarter of 2005, versus net income of $0.7 million, or $0.23 per diluted share, in the second quarter of 2004.  Q2 ‘05 results were based on 3.1 million weighted average diluted shares outstanding during the period, 9,000 fewer than the comparable three-month period in 2004.  The modest decrease in the weighted average reflects an initial benefit from the Company’s repurchase of 200,000 shares, at $13.50 per share, in late April 2005.  The shares were repurchased from the founders of LifeLink at a 10% discount from their $15.00 issuance price at the time of Ebix’s acquisition of LifeLink in February 2004.

For the first six months of 2005, Ebix’s total revenue rose 40% to $12.0 million, compared to $8.6 million in the first six months of 2004.  Services revenue, which comprised 95% of total revenue, grew 42% to $11.4 million in the first half of 2005, compared to services revenue of $8.1 million in the year ago period.  Software license revenue was $0.6 million in the first half of 2005, compared to $0.6 million in the year ago period.

Ebix’s operating income rose 86% to $2.4 million in the first half of 2005, compared to operating income of $1.3 million in the first half of 2004.  The Company’s net income rose 86% to $2.2 million, or $0.69 per diluted share, in the first half of 2005, compared to net income of 1.2 million, or $0.39 per diluted share, in the first half of 2004.  First half results were based on 3.1 million weighted average diluted shares outstanding, compared to 3.0 million weighted average diluted shares outstanding in the year ago period.

Ebix President and Chief Executive Officer Robin Raina commented on the record results, “With earnings per share for the first six months of fiscal ‘05 nearly matching our EPS total for the entire 2004 year, a record year for the Company, Ebix continues to outpace its own standards in driving growth to the bottom line.  We believe our strong performance year-to-date reflects the strength of our insurance industry expertise, specialized service offerings, and global footprint, which are becoming valued by a growing base of industry professionals worldwide.  Further, 2005 marks the first year in which Ebix will benefit from full-year contributions from both our LifeLink and Heart Consulting acquisitions.  Ebix’s performance is clearly benefiting from their successful integration.”

Mr. Raina added, “In addition to strong trends in Australia and our increasing global diversification, our recent share repurchase as well as the absence of some non-recurring costs experienced in 2004 have also proven to be positive catalysts for our 2005 first half results.  Our management team and staff is never content resting on their laurels, and we will continue to strive for consistent long-term growth as we further establish Ebix as the premier international developer and supplier of software and IT outsourcing solutions exclusively to the global insurance market.  It was particularly gratifying that our corporate quest for growth was recognized by FORTUNE Small Business, which in their July/August issue named Ebix as one of the 100 fastest growing small companies in America.”

About Ebix

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled it to be awarded Level 4 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward-looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives.  The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2004, included under “Item 1. Business—Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward-looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

(financial tables follow)

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	June 30, 2005	December 31, 2004
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,915	$5,843
Restricted cash	3,000	3,000
Accounts receivable, less allowance of $4 and $13, respectively	3,687	3,256
Other current assets	568	587
Total current assets	12,170	12,686
Property and equipment, net	1,559	1,450
Capitalized software, net	—	—
Goodwill	12,474	12,669
Intangibles	3,782	4,234
Other assets	321	296
Total assets	$30,306	$31,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$3,409	$3,500
Accounts payable and accrued expenses	1,935	1,781
Accrued payroll and related benefits	1,215	1,522
Current portion of long term debt	995	977
Current portion of capital lease obligations	—	—

Deferred revenue and deposit liabilities	3,392	2,989
Total current liabilities	10,946	10,769
Long term debt, less current portion	2,312	2,796
Redeemable Common Stock	1,525	4,262

Stockholders’ equity:

Convertible Series D Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.10 par value, 10,000,000 shares authorized, 2,733,686 and 2,911,154, shares issued and outstanding, respectively	272	291
Additional paid-in capital	92,764	92,717
Deferred compensation	(314)	(376)
Accumulated deficit	(77,859)	(80,011)
Accumulated other comprehensive income	660	887
Total stockholders’ equity	15,523	13,508
Total liabilities and stockholders’ equity	$30,306	$31,335

(Income statement follows)

Ebix, Inc and Subsidiaries

Consolidated Statement of Income

(In thousands, except per share amount)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Software	$408	$333	$610	$560
Services and other (Including revenues from related parties of $879, $724, $1,757 and $1,667 respectively)	5,726	4,343	11,428	8,050
Total revenue	6,134	4,676	12,038	8,610

Operating expenses:
Services and other costs	1,503	1,299	2,909	2,462
Product development	773	861	1,567	1,421
Sales and marketing	522	423	1,000	696
General and administrative	1,826	1,081	3,515	2,267
Amortization and depreciation	319	271	648	472
Total operating expenses	4,943	3,935	9,639	7,318
Operating income	1,191	741	2,399	1,292

Interest income	83	15	165	42
Interest expense	(113)	(1)	(215)	(3)
Foreign exchange gain (loss)	84	(2)	75	8

Income before income taxes	1,245	753	2,424	1,339
Income tax expense	(161)	(43)	(272)	(183)

Net income	$1,084	$710	$2,152	$1,156

Basic earnings per common share	$0.39	$0.26	$0.76	$0.43
Diluted earnings per common share	$0.35	$0.23	$0.69	$0.39

Basic weighted average shares outstanding	2,778	2,739	2,844	2,662

Diluted weighted average shares outstanding	3,057	3,006	3,141	2,992

(Statement of Cash flows follows)

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net income	2,152	1,156
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	648	487
Stock-baseStock based compensation	(17)	47
Restricted stock compensation	48	—
Provision for doubtful accounts	4	60
Changes in assets and liabilities:
Accounts receivable	(431)	(683)
Other assets	(7)	(290)

Accounts payable and accrued expenses	154	(115)
Accrued payroll and related benefits	(307)	(921)
Deposit liabilities and deferred revenue	403	452
Net cash provided by operating activities	2,647	193
Cash flows from investing activities:
Investment in LifeLink	—	(4,763)
Capital expenditures	(330)	(122)
Net cash used in investing activities	(330)	(4,885)
Cash flows from financing activities:
Proceeds for the issuance of common stock, net of issuance costs	—	2,977
Repurchase of stock guarantee	(2,700)
Proceeds from borrowings related to line of credit	—	3,500
Payments on line of credit	-91
Restricted cash	—	(3,000)
Proceeds from the exercise of stock options	57	—
Payments of long term debt	(500)	(62)
Net cash (used in) provided by financing activities	(3,234)	3,415
Effect of foreign exchange rates on cash	(11)	27
Net change in cash and cash equivalents	(928)	(1,250)
Cash and cash equivalents at the beginning of the period	5,843	7,915
Cash and cash equivalents at the end of the period	$4,915	$6,665

Supplemental disclosures of cash flow information:
Interest paid	$99	$3
Income taxes paid	$111	$185

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Robin Raina, President/CEO	David Jacoby, Robert Rinderman
Ebix, Inc.	Jaffoni & Collins Incorporated
678/281-2020	212/835-8500 or EBIX@jcir.com